                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                          NATIONAL PROPERTY INVESTORS 7
                        A CALIFORNIA LIMITED PARTNERSHIP
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Limited Partnership Units

(2) Aggregate number of securities to which transaction applies:  60,571

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $8,360,000

(4) Proposed maximum aggregate value of transaction:  $8,360,000

(5) Total fee paid:  $676.32

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                          NATIONAL PROPERTY INVESTORS 7
                        A CALIFORNIA LIMITED PARTNERSHIP
                           c/o THE ALTMAN GROUP, INC.
                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071

                               November 24, 2003

Dear Limited Partner:

We are writing to request your consent to the sale (the "Sale") by National Property Investors 7, a California limited partnership (the "Partnership"), of its ownership of the apartment complex known as South Point Apartments, located in Durham County, North Carolina ("South Point"), and the ratification (the "Ratification") of the sale by the Partnership of its ownership of the apartment complexes known as Northwoods Apartments, located in Escambia County, Florida ("Northwoods"), and Patchen Place Apartments, located in Fayette County, Kentucky ("Patchen Place"). The sale by the Partnership of South Point, Northwoods and Patchen Place in a 12-month period constitutes the sale of more than 66 2/3% of the net book value of all of the Partnership's property in a single sale, or in multiple sales in the same 12-month period, and, therefore, pursuant to the partnership agreement of the Partnership dated as of October 11, 1983, as amended (the "Partnership Agreement"), the Partnership is required to obtain the consent of the limited partners owning more than 50% of the outstanding limited partnership units of the Partnership in order to sell South Point. The sale by the Partnership of its ownership of South Point is the transaction that causes the Partnership to exceed the 66 2/3% threshold. Accordingly, the South Point sale is the sale for which the Partnership is seeking your consent. Although the Partnership is not required to seek limited partner consent for the individual sales of its interests in Northwoods and Patchen Place, it seeks ratification of those sales because all three sales combined constitute more than 66 2/3% of the net book value of all of the Partnership's property in a single sale, or in multiple sales in the same 12-month period. If the requisite limited partner consent is not received with regard to the Sale and Ratification, the Partnership will not sell South Point but will complete the sale of Northwoods. The sale of Patchen Place closed on October 31, 2003.

Enclosed for your consideration is a Consent Solicitation Statement, dated November 24, 2003 (the "Solicitation Statement"), and a form of Consent of Limited Partner (the "Consent Form") for indicating whether or not you wish to grant your consent to the Sale and Ratification. The consent of limited partners who own more than 50% of all outstanding limited partnership units is required to approve the Sale and Ratification. As described more fully below, affiliates of NPI Equity Investments, Inc., a Florida corporation, the managing general partner of the Partnership (the "Managing General Partner"), have the right to independently vote 46.27% of the limited partnership units and intend to consent to the Sale and Ratification. As a result, and due to the voting restriction described more fully below, the consent of an additional 2.16% of the limited partnership units, or 1,309 limited partnership units, is all that is required to approve the Sale and Ratification.

            THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU CONSENT
                          TO THE SALE AND RATIFICATION

The Managing General Partner recommends that you consent to the Sale and Ratification by fully completing, dating and signing the enclosed Consent Form and returning it by hand, mail, overnight courier or fax, pursuant to the instructions below.

YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE REVIEW THIS LETTER AND THE INFORMATION IN THE ATTACHED SOLICITATION STATEMENT AND RETURN THE ENCLOSED CONSENT FORM PER THE INSTRUCTIONS BELOW. PLEASE NOTE THAT THIS SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2003.

If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by overnight courier service at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 461-2657.

                                         Very truly yours,

                                         NATIONAL PROPERTY INVESTORS 7,
                                         a California limited partnership

                                         By:   NPI EQUITY INVESTMENTS, INC.,
                                               a Florida corporation,
                                               its Managing General Partner


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                          NATIONAL PROPERTY INVESTORS 7
                        A CALIFORNIA LIMITED PARTNERSHIP
                           c/o THE ALTMAN GROUP, INC.
                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071

                               November 24, 2003

Dear Limited Partner:

This Consent Solicitation Statement (the "Solicitation Statement") is being furnished to the limited partners of record as of the close of business on November 24, 2003 (the "Record Date"), of National Property Investors 7, a California limited partnership (the "Partnership"), in connection with the solicitation of consent to approve the sale (the "Sale") by the Partnership of its ownership of the apartment complex known as South Point Apartments, located in Durham County, North Carolina ("South Point"), and the ratification (the "Ratification") of the sale by the Partnership of its ownership of the apartment complexes known as Northwoods Apartments, located in Escambia County, Florida ("Northwoods"), and Patchen Place Apartments, located in Fayette County, Kentucky ("Patchen Place"). The sale by the Partnership of South Point, Northwoods and Patchen Place (collectively referred to herein as the "Properties") in a 12-month period constitutes the sale of more than 66 2/3% of the net book value of all of the Partnership's property in a single sale, or in multiple sales in the same 12-month period, and, therefore, pursuant to partnership agreement of the Partnership dated as of October 11, 1983, as amended (the "Partnership Agreement"), the Partnership is required to obtain the consent of the limited partners owning more than 50% of the outstanding limited partnership units of the Partnership in order to sell South Point. The sale by the Partnership of its ownership of South Point is the transaction that causes the Partnership to exceed the 66 2/3% threshold. Accordingly, the sale of South Point is the sale for which the Partnership is seeking consent. Although the Partnership is not required to seek limited partner consent for the individual sales of its interests in Northwoods and Patchen Place, it is seeking ratification of those sales because the sale of all three Properties combined constitutes more than 66 2/3% of the net book value of all of the Partnership's property in a single sale, or in multiple sales in the same 12-month period. If the requisite limited partner consent is not received with regard to the Sale and Ratification, the Partnership will not sell South Point but will complete the sale of Northwoods. The sale of Patchen Place closed on October 31, 2003.

After each sale closes, we estimate that there will be approximately $48, $38 and $46 in pre-tax distributions per limited partnership unit to distribute to the limited partners as a result of the sale of Northwoods, Patchen Place and South Point, respectively. These amounts are estimates, and, as explained below, are based on a number of assumptions. We expect the distributions for each sale will occur one to three months after each sale closes. This Solicitation Statement contains information regarding the sale of the Properties and the reasons that NPI Equity Investments, Inc., the managing general partner of the Partnership (the "Managing General Partner"), has decided that the sale of the Properties is in the best interests of the limited partners. The Managing General Partner has conflicts of interest in the sales as described in greater detail below.

This Consent Solicitation Statement is being solicited by the Managing General Partner on behalf of the Partnership. This Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to the limited partners on or about November 24, 2003.

            THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU CONSENT
                          TO THE SALE AND RATIFICATION

THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2003 (THE "EXPIRATION DATE").

SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS SOLICITATION STATEMENT FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE SALE AND RATIFICATION.


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

Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by overnight courier service at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 461-2657.

RISK FACTORS

Before deciding whether or not to consent to the Sale and Ratification, you should consider carefully the following risks:

THE VALUE OF THE PROPERTIES COULD BE ADVERSELY AFFECTED IF THE SALES DO NOT OCCUR. The proposed sale of South Point and Northwoods may not occur for a number of reasons. Each sale is conditioned on customary closing conditions and, as detailed above with respect to the sale of South Point, the consent of the limited partners being obtained. Failure of a sale to occur could cause a perception in the market that the respective property is worth less than the price in the sale agreement for the proposed transaction.

TIME FRAME REGARDING SALES OF PROPERTIES. We continually consider whether a property should be sold or otherwise disposed of after consideration of the relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. At the current time, we believe that the sales of the Properties would be advantageous given market conditions, the condition of each Property and tax considerations. In particular, we considered the changes in the local rental market, the potential for appreciation in the value of each Property and the tax consequences to you and your partners relating to the sales of the Properties. However, we cannot predict or guarantee that now is the most advantageous time to sell the Properties.

CONFLICTS OF INTEREST OF MANAGING GENERAL PARTNER. We have conflicts of interest with respect to the sales of the Properties. Based on financial statements dated September 30, 2003, approximately $35,007.57 of partnership indebtedness to us (and our affiliates) will be repaid from the sale proceeds. In addition, because a general partner generally also is liable for all recourse debts and other liabilities of a partnership when the partnership's assets are insufficient, a sale of property reduces the general partner's liability for existing and future partnership debt and liabilities. Furthermore, Apartment Investment and Management Company ("AIMCO") and its affiliates hold an ownership interest in us and own 68.82% of the outstanding limited partnership units of the Partnership (at September 30, 2003). As a result of its ownership of 68.82% of the outstanding limited partnership units, AIMCO is in a position to influence all voting decisions with respect to the Partnership. (See "Record Date; Consents Required" for a discussion of AIMCO's effective voting control.) Although we owe fiduciary duties to the limited partners of the Partnership, we also owe fiduciary duties to AIMCO, which owns all of the stock of AIMCO/IPT, Inc., our sole stockholder. As a result, our duties, as managing general partner, to the Partnership and its limited partners may come into conflict with our duties to AIMCO.

POSSIBLE ADVERSE TAX CONSEQUENCES TO LIMITED PARTNERS. Limited partners may recognize gain as a result of the sale of the Properties. EACH LIMITED PARTNER SHOULD CONSULT AND RELY ON ITS, HIS OR HER TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO IT, HIM OR HER OF THE SALE OF THE PROPERTIES. For example, cash distributions from the sale of the Properties may be less than the taxable gain recognized by each limited partner. Certain possible tax consequences of the sales are discussed in more detail below under "Federal Income Tax Consequences."

RECORD DATE; CONSENTS REQUIRED

The Partnership has fixed November 24, 2003 as the Record Date for determining the limited partners entitled to notice of and consent to the Sale and Ratification. Only limited partners of record on the Record Date may execute and deliver a Consent Form. Approval of the Sale and Ratification requires the affirmative consent of limited partners who own more than 50% of the Partnership's outstanding limited partnership units.

As of the Record Date, there were 60,517 limited partnership units issued and outstanding. Accordingly, approval of the Sale and Ratification will require the affirmative consent of limited partners who own at least 30,259 limited partnership units. Assuming receipt of the required consents, the consent of the limited partners to the Sale and


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

Ratification will become effective on the Expiration Date. Our affiliates currently own 41,649.67 limited partnership units, or 68.82% of the outstanding limited partnership units. Holders of these outstanding limited partnership units have indicated to us that they will consent to the Sale and Ratification. However, 25,399 of these 41,649.67 limited partnership units held by our affiliates are subject to a voting restriction.

Under a settlement agreement entered into by DeForest Ventures II, L.P., a prior owner of these units, DeForest Ventures II, L.P. agreed that it would vote the 25,399 limited partnership units in the same proportion as the votes of units not held or controlled by it on any matter that is submitted to a vote of the limited partners by the general partner of the Partnership or its affiliates. These limited partnership units were acquired by one of our affiliates through a merger which means that these units are still subject to this voting restriction. Our affiliates can vote free of this voting restriction an aggregate of approximately 46.27% of the limited partnership units, consisting of the 16,250.67 limited partnership units acquired by our affiliates in transactions unrelated to the merger and owned by an entity which is not controlled by the owner of the units subject to the voting restriction plus a corresponding proportion of the restricted limited partnership units. The remaining portion of the 25,399 limited partnership units will be voted by us in the same proportion as the other consents received for the Sale and Ratification. As a result, the consent of the owners of an additional 1,309 limited partnership units, or approximately 2.16% of the limited partnership units, will be required to approve the Sale and Ratification. Only 2.16% of the limited partnership units unaffiliated with us are required to consent because once this consent is achieved the same percentage of the remaining 25,399 limited partnership units subject to the voting restriction will automatically be voted in favor of the Sale and Ratification.

In addition, your consent to the Sale and Ratification will authorize us, in our discretion, to reduce the purchase price for a particular Property up to 10% and make any other amendments to the purchase and sale agreements for the Properties which, in our opinion, are necessary, appropriate or desirable in connection with the sale of the Properties and that do not materially and adversely affect the Partnership.

SOLICITATION OF CONSENTS

Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by representatives of us, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The Partnership has retained The Altman Group, Inc. to act as its Solicitation Agent in connection with this consent solicitation. The fees and expenses of the Solicitation Agent will be paid by the Partnership.

CONSENT PROCEDURES

LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE SALE AND RATIFICATION SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE INCLUDED CONSENT FORM AND BY SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY HAND, MAIL, OVERNIGHT COURIER OR FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE SALE AND RATIFICATION.

Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the limited partnership units is registered. If the limited partnership units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

The execution and delivery of a Consent Form will not affect a limited partner's right to sell or transfer the limited partnership units. All Consent Forms received by the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such limited partnership units subsequent to the Record Date, unless the limited partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.

REVOCATION OF INSTRUCTIONS

Any limited partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to us stating that the prior Consent Form is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses or facsimile number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

NO APPRAISAL RIGHTS

Limited partners of the Partnership are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Sale and Ratification.

REGULATORY APPROVALS

Other than the filing and distribution of this Solicitation Statement, no regulatory approvals are required for the sale.

GENERAL PARTNER'S RECOMMENDATION

We recommend that the limited partners consent to the Sale and Ratification. We believe that the Sale and Ratification are in the best interests of the Partnership and its limited partners. In making its determination, the General Partner considered a number of factors, including the following:

         o The tax benefits of continued investment in the Properties have been substantially eliminated for most limited partners due principally to declining depreciation deductions from the Properties.

         o The Properties were completed in 1979, 1974 and 1980, respectively, and given their age, the Properties probably will require substantial capital expenditures in the future for which existing reserves may not be adequate.


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

         o Market conditions are currently favorable for selling properties of this type because of the availability of favorable financing terms and the general withdrawal of capital from the stock markets and into alternative investments such as real estate.

         o The recent economic downturn may make it difficult to find buyers at a future date or to sell the Properties at as favorable a price.

         o Due to the economic downturn and the age of the Properties, the occupancy rates at Northwoods have been declining since 2001 and the rental rates at Patchen Place and South Point have been declining since 2001.

In general, we regularly evaluate a sale of the Partnership's properties by considering various factors, such as the Partnership's financial position and real estate market conditions. We monitor the properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. We oversee each asset's operating performance and continuously evaluate the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications, availability of attractive mortgage financing and the investment climate are all considered. Another significant factor that we consider is the tax consequences of a particular sale of property. After taking into account the foregoing considerations, we believe it to be in the best interests of the Partnership and the limited partners to sell the Properties.

For these reasons, we have approved the sale of the Properties and the respective purchase and sale agreements, the terms and conditions of which are described in greater detail below.

SUMMARY OF THE TRANSACTIONS

The following is a summary of the purchase and sale transactions for the
Properties:

NORTHWOODS

Watervliet Shores Associates, a New York general partnership, or an affiliate thereof, will acquire Northwoods for $11,800,000, either through cash or a combination of cash plus the assumption by the buyer of the outstanding principal balance of the loan encumbering Northwoods, pursuant to a purchase and sale agreement dated as of September 11, 2003. The completion of the sale of Northwoods is scheduled to occur on approximately December 3, 2003 (subject to extension to no later than December 31, 2003).

PATCHEN PLACE

Vermeil, LLC, a Kentucky limited liability company, acquired Patchen Place for $7,000,000 cash, less $5,000 in lender fees (e.g., any applicable penalties and costs to prepay the loan encumbering the property), pursuant to a purchase and sale agreement dated as of July 31, 2003, as amended. The sale of Patchen Place closed on October 31, 2003.

SOUTH POINT

The Dilweg Companies, LLC, a North Carolina limited liability company, or an affiliate thereof, will acquire South Point for $8,360,000 cash, less lender fees (e.g., any applicable penalties and costs to prepay the loan encumbering the property), pursuant to a purchase and sale agreement dated as of July 31, 2003, as reinstated and amended as of September 5, 2003 and November 6, 2003. The completion of the sale of South Point is scheduled to occur approximately December 22, 2003 (subject to extension pursuant to the agreement to January 30, 2004).

THE SALES PROCESS

NORTHWOODS

On January 9, 2003, we hired Apartment Realty Advisors, a national real estate brokerage firm, to market Northwoods. They marketed Northwoods nationally and regionally to prospective buyers known to be interested in the acquisition of multifamily housing projects similar to Northwoods. The broker received offers from nine potential purchasers. We evaluated prospective purchasers and offers in terms of price offered, feasibility of the proposed transaction, credibility of the prospective purchaser and ability of the prospective purchaser to close. We chose to accept the offer described in this letter based on these criteria. The broker has received brokerage fees from us and our affiliates from time to time. Neither we nor our affiliates bid on Northwoods.

PATCHEN PLACE

On October 14, 2002, we hired Hendricks & Partners, a national real estate brokerage firm, to market Patchen Place. They marketed Patchen Place nationally and regionally to prospective buyers known to be interested in the acquisition of multifamily housing projects similar to Patchen Place. The broker received offers from ten potential purchasers. We evaluated prospective purchasers and offers in terms of price offered, feasibility of the proposed transaction, credibility of the prospective purchaser and ability of the prospective purchaser to close. We chose to accept the offer described in this letter based on these criteria. The broker has received brokerage fees from us and our affiliates from time to time. Neither we nor our affiliates bid on Patchen Place.

SOUTH POINT

On June 6, 2003, we hired The Apartment Group, a national real estate brokerage firm, to market the Property. They marketed South Point nationally and regionally to prospective buyers known to be interested in the acquisition of multifamily housing projects similar to South Point. The broker received offers from nine potential purchasers. We evaluated prospective purchasers and offers in terms of price offered, feasibility of the proposed transaction, credibility of the prospective purchaser, and ability of the prospective purchaser to close. We chose to accept the offer described in this letter based on these criteria. The broker has received brokerage fees from us and our affiliates from time to time. Neither we nor our affiliates bid on South Point.

THE BUYERS

The buyers of the Properties, which are not affiliated with the Partnership, agreed to acquire the Properties through arms-length negotiations. We or our affiliates may have conducted business with each of the buyers or their affiliates from time to time. The Northwoods buyer, Watervliet Shores Associates, has an office located at 2 Tower Place, Albany New York 12203, and its phone number is (518) 458-8500. The Patchen Place buyer, Vermeil, LLC, has an office located at 501 S. Second Street, Suite 200, Louisville, Kentucky 40202, and its phone number is (502) 533-4900. The South Point buyer, The Dilweg Companies, LLC, has an office located at 5310 South Alston Avenue, Suite 210, Durham, North Carolina 27713, and its phone number is (919) 313-2769.

THE PROPERTIES

NORTHWOODS

The Partnership has owned and operated Northwoods, a 320-unit apartment complex located in Escambia County, Florida, since July 1985. Prior to the sale of Patchen Place, Northwoods constituted approximately 40% of the Partnership's outstanding assets. There is a first mortgage loan on Northwoods with an unpaid balance of approximately $6,696,649 (as of September 30, 2003). The loan encumbering Northwoods will either be assumed by the buyer or paid in full at closing, with the costs of all fees and costs of such assumption or payment-in-full to be paid by the buyer.

PATCHEN PLACE

The Partnership owned and operated Patchen Place, a 202-unit apartment complex located in Fayette County, Kentucky, since July 1985. Prior to the sale of Patchen Place, it constituted approximately 14% of the Partnership's outstanding assets. There was a first mortgage loan on Patchen Place with an unpaid balance of approximately $4,253,864 (as of September 30, 2003), which was paid in full at closing, with the costs of all fees and costs of such payment-in-full paid by the buyer and deducted from the purchase price payable to the Partnership.

SOUTH POINT

The Partnership has owned and operated South Point, a 180-unit apartment complex located in Durham County, North Carolina, since March 1986. Prior to the sale of Patchen Place, South Point constituted approximately 17% of the Partnership's outstanding assets. There is a first mortgage loan on South Point with an unpaid balance of approximately $4,989,639 (as of September 30, 2003). The loan encumbering South Point will be paid in full at closing, with the costs of all fees and costs of such payment-in-full to be paid by the buyer and deducted from the purchase price payable to the Partnership.

APPROVAL OF THE SALE

We have approved the sale of the Properties and determined that such sales are in the best interests of the Partnership and the limited partners.

Section 16.2.5 of the Partnership Agreement provides that the Partnership's sale of all or substantially all of its assets, or 66?% or more of the net book value of all of the Partnership's property, in a single sale, or in multiple sales in the same 12-month period, must be approved by the limited partners owning a majority of the limited partnership units entitled to vote thereon.

As of September 30, 2003, the Partnership has approximately 1,109 limited partners who collectively own 60,517 outstanding limited partnership units. Each limited partnership unit represents approximately 0.0017% of the outstanding limited partnership units. Our affiliates currently own 41,649.67 limited partnership units, or 68.82% of the outstanding limited partnership units. Holders of these outstanding limited partnership units have indicated to us that they will consent to the Sale and Ratification. However, 25,399 of these 41,649.67 limited partnership units held by our affiliates are subject to a voting restriction.

Under a settlement agreement entered into by DeForest Ventures II, L.P., a prior owner of these units, DeForest Ventures II, L.P. agreed that it would vote the 25,399 limited partnership units in the same proportion as the votes of units not held or controlled by it on any matter that is submitted to a vote of the limited partners by the general partner of the Partnership or its affiliates. These limited partnership units were acquired by one of our affiliates through a merger which means that these units are still subject to this voting restriction. Our affiliates can vote free of this voting restriction an aggregate of approximately 46.27% of the limited partnership units, consisting of the 16,250.67 limited partnership units acquired by our affiliates in transactions unrelated to the merger and owned by an entity which is not controlled by the owner of the units subject to the voting restriction plus a corresponding proportion of the restricted limited partnership units. The remaining portion of the 25,399 limited partnership units will be voted by us in the same proportion as the other consents received for the Sale and Ratification. As a result, the consent of the owners of an additional 1,309 limited partnership units, or approximately 2.16% of the limited partnership units, will be required to approve the Sale and Ratification. Only 2.16% of the limited partnership units unaffiliated with us are required to consent because once this consent is achieved the same percentage of the remaining 25,399 limited partnership units subject to the voting restriction will automatically be voted in favor of the Sale and Ratification.

In addition, your consent to the Sale and Ratification will authorize us, in our discretion, to reduce the purchase price for a particular Property up to 10% and make any other amendments to the purchase and sale agreements for the Properties which, in our opinion, are necessary, appropriate or desirable in connection with the sale of the Properties and that do not materially and adversely affect the Partnership.

CONFLICTS OF INTEREST

We have conflicts of interest with respect to the sale of the Properties. A general partner generally is liable for all recourse debts and other liabilities of a partnership when the partnership's assets are insufficient. The sale of the Properties reduces our liability for existing and future Partnership debt and liabilities. Furthermore, AIMCO and its affiliates hold an ownership interest in us and own 68.82% of the outstanding limited partnership units (at September 30, 2003). As a result of such ownership, AIMCO is in a position to influence all voting decisions with respect to the Partnership. (See "Record Date; Consents Required" for a discussion of AIMCO's effective voting control.) Although we owe fiduciary duties to the limited partners of the Partnership, we also owe fiduciary duties to AIMCO, which owns all of the stock of AIMCO/IPT, Inc., our sole stockholder. As a result, our duties, as managing general partner, to the Partnership and its limited partners may come into conflict with our duties to AIMCO.

USE OF PROCEEDS

NORTHWOODS

We estimate that we will use the gross proceeds from the sale of Northwoods as follows (subject, however, to such reductions in the purchase price and reallocations in the proceeds as determined by us, in our reasonable discretion, to address objections made by the Northwoods buyer to the condition of Northwoods):

Gross purchase price                                                $ 11,800,000
Plus:  Cash and cash equivalents                                         193,026
Plus:  Other Partnership assets                                           74,109
Less:  Mortgage debt, including accrued interest                      (6,696,649)
Less:  Accounts payable, accrued expenses and other liabilities         (201,799)
Less:  Estimated state entity and withholding taxes                            0
Less:  Reserves for contingencies                                       (354,000)
Less:  Closing costs/sales commissions                                  (354,000)
Less:  Lender fees                                                    (1,533,812)
                                                                    ------------
TOTAL                                                               $  2,926,875

Net proceeds distributable to all partners                          $  2,926,875
Percentage of proceeds allocable to limited partners                          99%
Net proceeds distributable to limited partners                      $  2,897,606

Total number of units                                                     60,517
Distributable net proceeds per unit                                 $         48

These estimates assume that the closing occurs as of September 30, 2003 and are based on information known to us at this time. These figures will adjust based on the fact that closing will occur after September 30, 2003. Of course, many factors could cause the actual use of proceeds to vary from this estimate, including delays or unforeseen complications with the closing or contingent liabilities of the Partnership.

PATCHEN PLACE

We will use the gross proceeds from the sale of Patchen Place as follows:

Gross purchase price                                                $  7,000,000
Plus:  Cash and cash equivalents                                         113,614
Less:  Mortgage debt, including accrued interest                      (4,253,864)
Less:  Accounts payable, accrued expenses and other liabilities          (66,925)
Less:  Reserves for contingencies                                       (209,850)
Less:  Closing costs/sales commissions                                  (251,829)
Less:  Lender fees                                                        (5,000)
                                                                    ------------
TOTAL                                                               $  2,326,146

Net proceeds distributable to all partners                          $  2,326,146
Percentage of proceeds allocable to limited partners                          99%
Net proceeds distributable to limited partners                      $  2,302,885

Total number of units                                                     60,517
Distributable net proceeds per unit                                 $         38

These numbers are the actual figures based on the closing of the transaction on October 31, 2003.

SOUTH POINT

We estimate that we will use the gross proceeds from the sale of South Point as follows (subject, however, to such reductions in the purchase price and reallocations in the proceeds as determined by us, in our reasonable discretion, to address objections made by the South Point buyer to the condition of South Point):

Gross purchase price                                                $  8,360,000
Plus:  Cash and cash equivalents                                         112,536
Plus:  Other Partnership assets                                          365,659
Less:  Mortgage debt, including accrued interest                      (4,989,639)
Less:  Accounts payable, accrued expenses and other liabilities         (116,290)
Less:  Estimated state entity and withholding taxes                     (424,062)
Less:  Reserves for contingencies                                       (250,800)
Less:  Closing costs/sales commissions                                  (250,800)
                                                                    ------------
TOTAL                                                                  2,806,604

Net proceeds distributable to all partners                          $  2,806,604
Percentage of proceeds allocable to limited partners                          99%
Net proceeds distributable to limited partners                      $  2,778,538

Total number of units                                                     60,517
Distributable net proceeds per unit                                 $         46

These estimates assume that the closing occurs as of September 30, 2003 and are based on information known to us at this time. These figures will adjust based on the fact that closing will occur after September 30, 2003. Of course, many factors could cause the actual use of proceeds to vary from this estimate, including delays or unforeseen complications with the closing or contingent liabilities of the Partnership.

FEDERAL INCOME TAX CONSEQUENCES

The tax consequences to you of a sale of the Properties may be significant. The following discussion briefly summarizes the typical material aspects of the federal income tax consequences for the limited partners that should be considered in connection with the sale; however, the tax consequences to you could be materially different.

EACH LIMITED PARTNER SHOULD CONSULT AND MUST RELY UPON HIS, HER OR ITS OWN TAX ADVISOR IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ESTATE AND GIFT TAX CONSEQUENCES TO HIM, HER OR IT ARISING FROM THE SALE OF THE PROPERTIES.

The discussion is based on current law, which is subject to change (possibly with retroactive effect), and does not consider state, local and foreign income tax aspects of the sale of the Properties. For purposes of this tax discussion, references to "I.R.C. Section" are to sections of the Internal Revenue Code of 1986, as amended. THIS DISCUSSION DOES NOT ADDRESS SPECIAL CONSIDERATIONS AND RULES APPLICABLE TO LIMITED PARTNERS THAT ARE TAX-EXEMPT OR FOREIGN ENTITIES.

No ruling will be requested from the Internal Revenue Service on any of the tax matters discussed herein. The federal income tax consequences to the limited partners from the sale of the Properties cannot be predicted with absolute certainty. We cannot assure that the Internal Revenue Service will not audit or question the treatment of any item discussed herein.

The following discussion assumes that the Partnership will recognize gain on the sale of each of the Properties. The following discussion also assumes that the Partnership is characterized as a partnership for federal income tax purposes. If the Partnership is treated for federal income tax purposes as an association, any cash available for distribution after each sale would be substantially reduced and the tax consequences would be materially different than as described below.

TAX CONSEQUENCES IF EACH PROPERTY IS SOLD. The Partnership will recognize gain from a sale of each Property to the extent that the amount the Partnership realizes from each sale exceeds its adjusted basis in the Property. The Partnership's amount realized from each sale includes the sum of cash it receives from the buyer plus the fair market value of any property it receives other than money. If each buyer assumes or takes each Property subject to liabilities which encumber such Property, the face amount of those liabilities also is included in the Partnership's amount realized as though the respective buyer had made a cash payment to the Partnership in the same amount. Selling expenses of the Partnership, such as brokerage commissions, legal fees and title costs, reduce the Partnership's amount realized with respect to each sale. Any gain recognized by the Partnership will be allocated to the partners, including the limited partners, in accordance with the Partnership Agreement. We estimate that approximately $126, $81 and $95 gain will be allocated per unit to the limited partners for the sale of Northwoods, Patchen Place and South Point, respectively. These amounts are estimates based on a number of assumptions as discussed under "Use of Proceeds."

Generally, if a partnership is a "dealer" with respect to a property, any gain that it recognizes on the sale of that property will be taxed as ordinary income. Alternatively, to the extent that a partnership is not a "dealer" with respect to a property, any gain in excess of "depreciation recapture gain" (discussed below) and "unrecaptured I.R.C. Section 1250 gain" (discussed below) generally will be taxed as gain arising from the sale of property used in the Partnership's trade or business under I.R.C. Section 1231 ("I.R.C. Section 1231 gain"). Each limited partner will be allocated its share of the Partnership's I.R.C. Section 1231 gain. In general, if the combination of all I.R.C. Section 1231 gains and losses of a particular limited partner for a taxable year results in a net gain, all of such gains and losses will be characterized as long-term capital gains and losses. If the combination results in a net loss, all of such gains and losses will be characterized as ordinary gains and losses. However, notwithstanding the foregoing, net I.R.C. Section 1231 gains will be treated as ordinary gains to the extent of a limited partner's unrecaptured net I.R.C.
Section 1231 losses for the five most recent prior years. As a result, all or a portion of any I.R.C. Section 1231 gain from the sale of the Partnership's property allocated to a limited partner may be treated as ordinary income, rather than long-term capital gain, if the limited partner has had net I.R.C.
Section 1231 losses in prior years.

Under I.R.C. Section 1245, gain recognized by the Partnership from the sale of any of its depreciable or amortizable personal property and certain statutorily designated real property, i.e., "depreciation recapture gain," is re-characterized as ordinary income and will be allocated to the partners as such. The amount of the Partnership's depreciation recapture gain equals the amount by which the lower of the (i) amount realized or (ii) recomputed basis (i.e., a property's basis plus all amounts allowed for depreciation) of the transferred property exceeds that property's adjusted basis.

Under I.R.C. Section 1250, no portion of the gain recognized by the Partnership upon the disposition of its residential rental real property generally is re-characterized as ordinary income because such property is depreciated using the straight-line method. However, under I.R.C. Section 291(a)(1), a portion of a corporation's capital gain from the disposition of residential rental real property is re-characterized as ordinary income. The portion that is re-characterized equals 20% of the amount that would have been treated as ordinary income under I.R.C. Section 1245 if the transferred property were I.R.C. Section 1245 property (which generally would be all depreciation deductions previously claimed). Therefore, under I.R.C. Section 291(a)(1), corporate limited partners of the Partnership may recognize ordinary income upon disposition of the Partnership's residential rental real property.

In the case of limited partners of the Partnership that are individuals, estates or trusts, the application of I.R.C. Section 1250 will not require those taxpayers to recognize gain taxable as ordinary income; however, those limited partners may be allocated gain from the Partnership's sale of each Property that is taxed as "unrecaptured I.R.C. Section 1250 gain." Unrecaptured I.R.C. Section 1250 gain generally is equal to the gain on the sale of real property that is attributable to straight-line depreciation. The maximum federal tax rate applicable to unrecaptured I.R.C. Section 1250 gain currently is 25%.

In the case of limited partners that are individuals, trusts or estates, gain from the sale of the Partnership's property that is not taxed as ordinary income or as unrecaptured I.R.C. Section 1250 gain generally is taxed at a capital gains tax rate, the current maximum rate of which is 15%. Gain from the sale of the Partnership's property that is allocated to limited partners that are corporations is not subject to preferential capital gains tax rates.

If a limited partner possesses suspended tax losses, tax credits or other items of tax benefit, such items may be used to reduce any tax liability that arises with respect to any gain resulting from the sale of the Partnership's property and allocated to that limited partner. The determination of whether a limited partner possesses suspended tax losses, tax credits or other items of tax benefit that may reduce any gain resulting from the sale will depend upon each limited partner's individual circumstances. Limited partners are urged to consult with their tax advisors in this regard.

DISTRIBUTIONS OF CASH. A distribution of cash by the Partnership to a limited partner will be treated as an amount realized from a sale of the limited partner's interest in the Partnership and will result in taxable gain only to the extent that the distribution exceeds the limited partner's adjusted tax basis in his, her or its Partnership interest. Otherwise, distributions will be tax free, and the adjusted basis of the limited partner's Partnership interest will be decreased, but not below zero.

Generally, any gain recognized by a limited partner arising from a cash distribution by the Partnership will be capital gain. Nevertheless, to the extent that a portion of that gain is attributable to "unrealized receivables" of the Partnership, including depreciation recapture, or to certain inventory items described in I.R.C. Section 751, such gain will be taxed as ordinary income.

PROCEEDS AVAILABLE FOR DISTRIBUTION TO THE LIMITED PARTNERS FROM THE SALE OF EACH PROPERTY AFTER REPAYMENT OF THE PARTNERSHIP'S DEBTS MAY BE LESS THAN THE GAIN RECOGNIZED BY THE PARTNERSHIP (AS A RESULT OF EACH SALE) THAT IS ALLOCABLE TO THE PARTNERS, THE GAIN RECOGNIZED BY THE PARTNERS AS A RESULT OF ANY CASH DISTRIBUTIONS FROM THE PARTNERSHIP, AND ANY TAX LIABILITY RESULTING FROM THE FOREGOING. ACCORDINGLY, LIMITED PARTNERS MAY BE REQUIRED TO USE FUNDS FROM SOURCES OTHER THAN THE PARTNERSHIP IN ORDER TO PAY ANY TAX LIABILITIES THAT MAY ARISE AS A RESULT OF THE RECOGNITION OF GAIN.

TAX CONSEQUENCES IF THE PROPERTY IS NOT SOLD. Northwoods, Patchen Place and South Point have depreciated approximately 90.96%, 92.84% and 90.58%, respectively, for United States federal income tax purposes. As a result, it is likely that continued operation of each Property will generate taxable income to the limited partners, since it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from each Property. However, it is anticipated that there will not be any cash available for distribution since it is expected that all or substantially all of each Property's cash flow will be used to service the Partnership's liabilities. Accordingly, limited partners may be required to use funds from sources other than the Partnership in order to pay any tax liabilities that may arise as a result of the Partnership's continued operation of the Properties. The Partnership also will continue to incur the administrative costs of operating the Partnership, including the cost of preparing and filing partnership tax returns, and it will continue to receive management fees. If a limited partner possesses suspended tax losses, tax credits or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any taxable net income as a result of the continued operation of each Property by the Partnership. Limited partners are urged to consult their tax advisors in this regard.

PLANS AFTER THE SALE

Upon the completion of the transactions in this Solicitation Statement, the Partnership will continue to hold and operate its remaining interest in the apartment complexes known as Fairway View II Apartments, located Baton Rouge, Louisiana, and Pines of Roanoke, located in Roanoke, Virginia. As of the date of this Solicitation Statement, the Partnership is in the bidding process regarding the potential sale of Fairway View II Apartments and the estimated sales price is $8,500,000, less lender fees. Pines of Roanoke is listed for sale at a price of $9,100,000, less lender fees. Seven offers have been received for Pines of Roanoke but the property is not yet under contract. Assuming the sale of Northwoods and South Point occur, and given that Patchen Place has already been sold, the sale of Fairway View II Apartments and/or Pines of Roanoke will require separate consent of the limited partners, assuming any such sale occurs within 12 months of October 31, 2003, the date on which the sale of Patchen Place closed.

PARTNERSHIP BUSINESS

The Partnership is a publicly held limited partnership organized in October 1983, under the California Uniform Limited Partnership Act, to acquire and operate residential apartment complexes. We were a wholly-owned subsidiary of Insignia Properties Trust. Effective February 26, 1999, Insignia Properties Trust was merged into

AIMCO, a publicly traded real estate investment trust. We are now a wholly-owned subsidiary of AIMCO. Our directors and officers also serve as executive officers of AIMCO. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2008, unless terminated before such date.

The Partnership's primary business is to operate and hold real estate properties for investment. Funds obtained during the public offering were invested in seven existing apartment properties. The Partnership has sold three of these investment properties and, as of the date of this Solicitation Statement, continues to operate the remaining four residential apartment complexes located throughout the southeastern United States. See below for a description of the Partnership's remaining properties.

The Partnership, through its public offering of limited partnership units, offered up to 100,000 limited partnership units aggregating $30,259,000. Since the Partnership's initial offering, we have not received, nor are the limited partners required to make, additional capital contributions. We intend to maximize the operating results and, ultimately, the net realizable value of each of the Partnership's properties in order to achieve the best possible return for the limited partners. Such results may best be achieved by holding and operating the properties or through property sales or exchanges, refinancings, debt restructurings or relinquishment of the assets. The Partnership evaluates each of its holdings periodically to determine the most appropriate strategy for each of the assets.

The Partnership has no employees. Management and administrative services are performed by us and by agents retained by us. An affiliate of ours provides such property management services.

For information on certain pending litigation, please refer to the Partnership's most recent report on Form 10-QSB (for the quarterly period ended September 30, 2003) filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

None of our directors or officers own any limited partnership units. The following table sets forth certain information regarding limited partnership units of the Partnership owned by each person or entity who is known by the Partnership to own beneficially more than 5% of the limited partnership units as of September 30, 2003:

                  NAME AND ADDRESS                           NUMBER OF LIMITED PARTNERSHIP
                OF BENEFICIAL OWNER                                      UNITS                    PERCENT OF CLASS
AIMCO IPLP, L.P.
Stanford Place 3, 4582 S. Ulster St. Parkway, Suite 1100,               25,399.00 (1)                   41.97%
Denver, CO 80237

AIMCO Properties, L.P.
Stanford Place 3, 4582 S. Ulster St. Parkway, Suite 1100,               16,250.67 (2)                   26.85%
Denver, CO 80237

                                                    TOTAL:              41,649.67                       68.82%

----------

(1) The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.).

(2) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of Insignia Properties, L.P.) and AIMCO (which owns AIMCO/IPT, Inc.).

PARTNERSHIP PROPERTIES

The following table sets forth the Partnership's current investment in real property:

         PROPERTY                     DATE OF PURCHASE           TYPE OF OWNERSHIP                   USE
Fairway View II Apartments,                 11/84             Fee ownership, subject to      Apartment - 204 units
Baton Rouge, Louisiana                                            a first mortgage

Pines of Roanoke Apartments                  4/85             Fee ownership, subject to      Apartment - 216 units
Roanoke, Virginia                                                 a first mortgage

Patchen Place Apartments,                    7/85             Fee ownership, subject to      Apartment - 202 units
Lexington, Kentucky                                               a first mortgage
(Sold on October 31, 2003)

Northwoods I and II Apartments,              7/85             Fee ownership, subject to      Apartment - 320 units
Pensacola, Florida                                                a first mortgage

South Point Apartments, Durham,              3/86             Fee ownership, subject to      Apartment - 180 units
North Carolina                                                    a first mortgage

SUMMARY OF THE NORTHWOODS PURCHASE AND SALE AGREEMENT

The following summarizes the material terms and conditions of the purchase and sale agreement for Northwoods.

THE PURCHASED ASSETS

The Partnership has agreed to sell all of the Partnership's interest in and to Northwoods, together with all the buildings and improvements located thereon and certain associated property.

EXCLUSIONS FROM THE SALE OF THE NORTHWOODS

The sale transaction expressly excludes cash or other funds; refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the closing; utility and similar deposits; insurance or other prepaid items; the Partnership's proprietary books and records; any right, title or interest in or to certain intellectual property rights; equipment leased by the Partnership and the interest of the Partnership in any equipment provided to Northwoods for use, but not owned or leased by the Partnership; or property owned or leased by any tenant or guest, employee or other person furnishing goods or services to Northwoods; or property and equipment owned by the Partnership, which in the ordinary course of business of Northwoods is not used exclusively for the business, operation or management of Northwoods.

ASSUMED LIABILITIES

The buyer agreed to assume the Partnership's liabilities and obligations under property contracts and leases after the closing.

THE EXISTING LOAN

If approved by the lender, the buyer has agreed to assume all of the Partnership's obligations with respect to the existing loan from Federal Home Loan Mortgage Corporation in the original principal amount of $7,000,000.

PURCHASE PRICE

The purchase price for Northwoods is $11,800,000, payable as follows: (i) a $150,000 deposit upon the execution of the agreement to be held in escrow until the closing, and (ii) the balance of the purchase price at the closing. As of the date of this Solicitation Statement, the buyer has deposited a total of $150,000 into escrow with the title company, which amount is, pursuant to the terms of the agreement, non-refundable (subject only to the satisfaction of the buyer's conditions to closing thereunder); provided, however, that if the agreement is terminated due to a default of or breach by the Partnership of the agreement and the buyer chooses to seek damages in lieu of specific performance, then the full $150,000 deposit shall be returned to the buyer.

CLOSING

The sale of Northwoods is scheduled to occur on December 3, 2003. The Partnership shall have the option to extend the closing to the last business day of the month in which the closing otherwise would occur or to such other date as the Partnership determines is desirable in connection with the loan assumption or, in the event the lender fails to approve the loan assumption, the then-outstanding principal balance of the loan shall be paid out of the balance of the purchase price due at the closing. Further, the Partnership may extend the closing (i) for up to 30 days to satisfy a condition to be satisfied by the Partnership, (ii) in order to finalize the drafting with lender and lender's counsel of all documents necessary or desirable to accomplish the loan assumption, or (iii) such later date as is mutually acceptable to the Partnership and the buyer.

REPRESENTATIONS AND WARRANTIES

The agreement contains the customary seller representations and warranties by the Partnership, including, without limitation, representations and warranties regarding corporate existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; possessory interest in the property; litigation; governmental violations; material defaults under property contracts; and hazardous or toxic materials. The Partnership's aggregate liability for a breach of its representations and warranties is capped at $50,000 and is limited to claims brought within 6 months after the closing.

The agreement also contains customary purchaser representations and warranties by the buyer, including, without limitation, representations and warranties regarding existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; litigation; and non-reliance upon the Partnership's representations and warranties other than those in the agreement.

COVENANTS

The Partnership has agreed that, from the expiration of the buyer's due diligence period through the closing, it will continue to operate Northwoods in the ordinary course of business and subject to the following covenants:

         o except as necessary in the Partnership's sole discretion to address (a) any life or safety issue at Northwoods or (b) any other matter which in the Partnership's reasonable discretion materially adversely affecting the use, operation or value of Northwoods, the Partnership will not make any material alterations to Northwoods or remove any material fixtures and tangible personal property without the prior written consent of the buyer; and

         o other than utility easements and temporary construction easements granted by the Partnership in the ordinary course of business, the Partnership will not voluntarily create or cause any lien or encumbrance to attach to Northwoods unless the buyer approves such lien or encumbrance.

CONDITIONS

The Partnership's obligation to complete the sale of Northwoods is subject to satisfaction of the following conditions on or before the closing unless waived in whole or in part by the Partnership:

         o All of the documents and funds required to be delivered by the buyer to the Partnership at the closing shall have been delivered;

         o Each of the representations, warranties and covenants of the buyer shall be true in all material respects as of the closing;

         o The buyer shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by the buyer; and

         o The loan assumption shall have occurred, or, if permitted or required under the agreement, the then-outstanding principal balance of the loan shall be paid out of the balance of the purchase price due at the closing.

The buyer's obligation to complete the sale of Northwoods is subject to satisfaction of the following conditions on or before the closing unless waived in whole or in part by the buyer:

         o All of the documents required to be delivered by the Partnership to the buyer at the closing shall have been delivered;

         o Each of the representations, warranties and covenants of the Partnership shall be true in all material respects as of the closing;

         o The Partnership shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by the Partnership; and

         o Neither the Partnership nor us shall be a debtor in any bankruptcy proceeding nor shall have been in the last six months a debtor in any bankruptcy proceeding.

TERMINATION AND DEFAULT

The agreement may be terminated at any time after the expiration of the buyer's due diligence period through the closing:

         o By the Partnership, if the buyer defaults in its obligations under the agreement to (a) deliver any of the deposits, (b) deliver to the Partnership the required closing deliveries specified under the agreement, or (c) deliver the purchase price at the time required by the agreement and close on the purchase of Northwoods on the closing date. The Partnership may also terminate the agreement if the buyer defaults in any of its representations, warranties or obligations, and such default continues for more than ten days after written notice from the Partnership; and

         o By the buyer, if the Partnership defaults in its representations, warranties, covenants or obligations under the agreement, including selling Northwoods and such default continues for more than ten days after written notice from the buyer.

If the Partnership terminates the agreement due to a default of or breach by the buyer, then the Partnership is entitled to keep all the buyer's deposits as liquidated damages. If the buyer terminates the agreement due to a default or breach of the Partnership, then the buyer may choose to either (i) recover its out-of-pocket costs up to an aggregate $20,000 (in which event, the buyer's deposits would be returned to the buyer), or (ii) seek specific performance for the conveyance of Northwoods to the buyer (but not damages).

EXPENSES AND CLOSING COSTS

The buyer shall pay any transfer, mortgage assumption, sales, use, gross receipts or similar taxes, the cost of recording the deed to Northwoods and any release of the mortgage, any premiums or fees with respect to the title policy for Northwoods, and one-half of the customary closing costs of the escrow agent for the sale of Northwoods. The Partnership shall pay the base premium for the title policy, the cost of recording the release of the mortgage securing repayment of the loan (in the event that the lender fails to approve the loan assumption and the then-outstanding principal balance of the loan is paid out of the balance of the purchase price due at the closing), and one-half of the customary closing costs of the escrow agent. The buyer shall also pay all costs associated with the loan assumption or the then-outstanding principal balance of the loan shall be paid out of the balance of the purchase price due at the closing, whichever may be applicable as of the closing. Additionally, the Partnership shall pay for the broker commission of Apartment Realty Advisors, which has served as the Partnership's broker, in accordance with a separate written contract between Apartment Realty Advisors and the Partnership.

SUMMARY OF THE PATCHEN PLACE PURCHASE AND SALE AGREEMENT

The following summarizes the material terms and conditions of the purchase and sale agreement for Patchen Place.

THE PURCHASED ASSETS

The Partnership agreed to sell all of the Partnership's interest in and to Patchen Place, together with all the buildings and improvements located thereon and certain associated property.

EXCLUSIONS FROM THE SALE OF PATCHEN PLACE

The sale transaction expressly excluded receivables; property contracts; leases; permits; cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit; refunds, rebates or other claims, or any interest thereon, for periods or events that occurred prior to the closing; utility and similar deposits; insurance or other prepaid items; the Partnership's proprietary books and records; any right, title or interest in or to certain intellectual property rights; equipment leased by the Partnership and the interest of the Partnership in any equipment provided to Patchen Place for use, but not owned or leased by the Partnership; or property owned or leased by any tenant or guest, employee or other person furnishing goods or services to Patchen Place; or property and equipment owned by the Partnership, which in the ordinary course of business of Patchen Place is not used exclusively for the business, operation or management of Patchen Place.

ASSUMED LIABILITIES

The buyer of Patchen Place assumed the Partnership's liabilities and obligations under property contracts and leases after the closing.

THE LOAN

The outstanding principal balance of the loan from GMAC encumbering Patchen Place was paid out of the balance of the purchase price paid at the closing.

PURCHASE PRICE

The purchase price paid by the buyer for Patchen Place at closing was $7,000,000, less lender fees of $5,000.

CLOSING

The sale of Patchen Place closed on October 31, 2003.

REPRESENTATIONS AND WARRANTIES

The Patchen Place agreement contains the customary seller representations and warranties by the Partnership, including, without limitation, representations and warranties regarding corporate existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; possessory interest in the property; litigation; governmental violations; and material defaults under property contracts. The Partnership's aggregate liability for a breach of its representations and warranties is capped at $50,000 and is limited to claims brought within six months after the closing.

The Patchen Place agreement also contains customary purchaser representations and warranties by the buyer, including, without limitation, representations and warranties regarding existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; litigation (except as otherwise expressly disclosed to buyer in the agreement); and non-reliance upon the Partnership's representations and warranties other than those in the agreement.

EXPENSES AND CLOSING COSTS

The buyer paid (a) one-half of all applicable sales, use, gross receipts or similar taxes, (b) the cost of recording the instruments required to discharge all applicable liens and encumbrances against Patchen Place, (c) all applicable premiums and fees required to be paid by the buyer with respect to its title policy for Patchen Place, and (d) one-half of the customary closing costs of the escrow agent for the sale of Patchen Place. The Partnership paid (i) the applicable transfer tax, (ii) one-half of all applicable sales, use, gross receipts or similar taxes, (iii) the base premium for the title policy, and (iv) one-half of the customary closing costs of the escrow agent. The buyer also paid all applicable costs associated with the payoff of the loan, including without limitation all prepayment penalties and pay-off fees; however, buyer received a credit at closing for such costs. Additionally, the Partnership paid for the broker commission to Hendricks & Partners, which served as the Partnership's broker, in accordance with a separate written contract between Hendricks & Partners and the Partnership.

SUMMARY OF THE SOUTH POINT PURCHASE AND SALE AGREEMENT

The following summarizes the material terms and conditions of the purchase and sale agreement for South Point.

THE PURCHASED ASSETS

The Partnership has agreed to sell all of the Partnership's interest in and to South Point, together with all the buildings and improvements located thereon and certain associated property.

EXCLUSIONS FROM THE SALE OF SOUTH POINT

The sale transaction expressly excludes cash or other funds; refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the closing; utility and similar deposits; insurance or other prepaid items; the Partnership's proprietary books and records; any right, title or interest in or to certain intellectual property rights; equipment leased by the Partnership and the interest of the Partnership in any equipment provided to South Point for use, but not owned or leased by the Partnership; or property owned or leased by any tenant or guest, employee or other person furnishing goods or services to South Point; or property and equipment owned by the Partnership, which in the ordinary course of business of South Point is not used exclusively for the business, operation or management of South Point.

ASSUMED LIABILITIES

The buyer of South Point agreed to assume after the closing the Partnership's liabilities and obligations under (i) the leases and (ii) those property contracts which the buyer does not desire to terminate at the closing which, by their terms, are assignable to the buyer. Additionally, the buyer agreed to either (a) assume the Partnership's liabilities and obligations under any contracts affecting South Point for the purchase of gas, electricity or other utility services after the closing, or (b) pay to the Partnership at the closing the reasonably calculated costs for the period after the closing for any such utility contracts (with the Partnership to remain responsible for payment of such utility contracts after the closing).

THE EXISTING LOAN

The buyer of South Point and the Partnership have agreed that, at the closing, the then-outstanding principal balance of the outstanding first mortgage loan on South Point shall be paid out of the proceeds of the purchase price due at the closing.

PURCHASE PRICE

The purchase price for the South Point is $8,360,000, less lender fees, payable as follows: (i) a $150,000 deposit upon the execution of the South Point agreement to be held in escrow until the closing (except as set forth below), and (ii) the balance of the purchase price at the closing. Upon the expiration of the buyer's feasibility period, or November 6, 2003, the deposit became non-refundable and $75,000 of the deposit was released to the Partnership. If the agreement is terminated due to (i) a default of or breach by the Partnership of the agreement or (ii) the failure of the Partnership to satisfy certain conditions in the agreement, and the buyer chooses to seek damages in lieu of specific performance, then the full $150,000 deposit shall be returned to the buyer.

CLOSING

The sale of the South Point is scheduled to take place on December 22, 2003. The Partnership shall have the option to extend the closing to December 31, 2003 or to such other date as the Partnership determines is desirable in connection with the loan payoff. Further, the Partnership may extend the closing (i) for up to 30 days to satisfy a condition to be satisfied by the Partnership, or (ii) such later date as is mutually acceptable to the Partnership and the buyer.

REPRESENTATIONS AND WARRANTIES

The South Point agreement contains the customary seller representations and warranties by the Partnership, including, without limitation, representations and warranties regarding corporate existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; possessory interest in the property; non-foreign person status under Section 1445 of the Internal Revenue Code; litigation; governmental violations; material defaults under property contracts; and hazardous or toxic materials. Additionally, the Partnership has represented as to the material accuracy of the rent roll attached to the property (to be updated at the closing). The Partnership's aggregate liability for a breach of its representations and warranties is capped at $200,000 and is limited to claims brought within 12 months after the closing.

The South Point agreement also contains customary purchaser representations and warranties by the buyer, including, without limitation, representations and warranties regarding existence and qualification; corporate authority; non-contravention of existing contracts; validity and enforceability of the agreement; litigation; and non-reliance upon the Partnership's representations and warranties other than those in the agreement.

COVENANTS

The Partnership has agreed that from the effective date of the South Point agreement through the closing, it will continue to operate South Point in the ordinary course of business and subject to the following covenants:

         o The Partnership may enter into new contracts or leases involving South Point, renew existing leases or modify, terminate or accept the surrender or forfeiture of any of the leases involving South Point, modify any contracts involving South Point, or institute and prosecute any available remedies for default under any such leases or contracts without first obtaining the written consent of the buyer, as long as any such new contracts or any new or renewed leases do not have a term in excess of one year (or such longer period of time for which such contracts or leases are entered into by the Partnership in the ordinary course of its operation of South Point) without the prior written consent of the buyer;

         o except as necessary in the Partnership's sole discretion to address (a) any life or safety issue at South Point or (b) any other matter which in the Partnership's reasonable discretion materially adversely affecting the use, operation or value of South Point, the Partnership will not make any material alterations to South Point or remove any material fixtures and tangible personal property without the prior written consent of the buyer; and

         o other than utility easements and temporary construction easements granted by the Partnership in the ordinary course of business, the Partnership will not voluntarily create or cause any lien or encumbrance to attach to South Point unless the buyer approves such lien or encumbrance.

CONDITIONS

The Partnership's obligation to complete the sale of South Point is subject to satisfaction of the following conditions on or before the closing unless waived in whole or in part by the Partnership:

         o All of the documents and funds required to be delivered by the buyer to the Partnership at the closing shall have been delivered;

         o Each of the representations, warranties and covenants of the buyer shall be true in all material respects as of the closing;

         o The buyer shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by the buyer; and

         o The Partnership shall have received all consents and approvals to the consummation of the transactions contemplated by the agreement (a) of the Partnership's partners, members, managers, shareholders or directors to the extent required by the Partnership's (of the Partnership's affiliates') organizational documents, or (b) that are required by law.

The buyer's obligation to complete the sale of South Point is subject to satisfaction of the following conditions on or before the closing unless waived in whole or in part by the buyer:

         o All of the documents required to be delivered by the Partnership to the buyer at the closing shall have been delivered;

         o Each of the representations, warranties and covenants of the Partnership shall be true in all material respects as of the closing;

         o The Partnership shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by the Partnership; and

         o Neither the Partnership nor us shall be a debtor in any bankruptcy proceeding nor shall have been in the last six months a debtor in any bankruptcy proceeding.

TERMINATION AND DEFAULT

The South Point agreement may be terminated at any time after the expiration of the buyer's due diligence period through the closing:

         o By the Partnership, if the buyer defaults in its obligations under the agreement to (a) deliver the deposit, (b) deliver to the Partnership the required closing deliveries specified under the agreement, or (c) deliver the purchase price at the time required by the agreement and close on the purchase of South Point on the closing date. The Partnership may also terminate the agreement if the buyer defaults in any of its representations, warranties or obligations, and such default continues for more than ten days after written notice from the Partnership; and

         o By the buyer, if the Partnership defaults in its representations, warranties, covenants or obligations under the agreement, including selling South Point, and such default continues for more than ten days after written notice from the buyer.

If the Partnership terminates the agreement due to a default of or breach by the buyer, then the Partnership is entitled to keep the buyer's deposit as liquidated damages. If the buyer terminates the agreement due to a default or breach of the Partnership, then the buyer may choose to either (i) recover its out-of-pocket costs up to an aggregate $35,000 (in which event, the buyer's deposit would be returned to the buyer), or (ii) seek specific performance for the conveyance of South Point to the buyer (but not damages).

EXPENSES AND CLOSING COSTS

The Partnership shall pay any transfer taxes and one-half of the customary closing costs of the escrow agent for the sale of South Point. The buyer shall pay any sales, use, gross receipts or similar taxes, the cost of recording any instruments required to discharge any liens or encumbrances against South Point, any premiums or fees required for the title policy, one-half of the customary closing costs of the escrow agent for the sale of South Point and any costs of the buyer's counsel acting as recording agent pursuant to the terms of the agreement. The buyer shall also pay all costs associated with the loan payoff, but such costs will be deducted from the purchase price due at closing. Additionally, the Partnership shall pay for the broker commission of The Apartment Group, which has served as the Partnership's broker, in accordance with the terms of a separate written contract between The Apartment Group and the Partnership. The Partnership intends to pay this commission out of the balance of the purchase price payable on the closing, which will reduce the cash at closing to the Partnership. The buyer is responsible for paying a broker commission to its broker, Sequoia Realty, LLC, in accordance with the terms of a separate written contract between Sequoia Realty, LLC and the buyer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http:\\www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the SEC.

You should only rely on the information incorporated by reference or provided in this Solicitation Statement or any supplement. We have not authorized anyone else to provide you with information. You should not assume that the information in this Solicitation Statement or any supplement is accurate as of any date other than the date on the front of this Solicitation Statement or the supplement.

We are "incorporating by reference" into this Solicitation Statement certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this Solicitation Statement, except for any information superseded by information contained directly in this Solicitation Statement. These documents contain important information about us and our finances. This Solicitation Statement incorporates by reference:

         o        Our annual report on Form 10-KSB for the year ended December
                  31, 2002.

         o Our quarterly report on Form 10-QSB for the period ended March 31, 2003.

         o        Our quarterly report on Form 10-QSB for the period ended June
                  30, 2003.

         o Our quarterly report on Form 10-QSB for the period ended September 30, 2003.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this Solicitation Statement shall also be deemed to be incorporated herein by reference and will automatically update information in this Solicitation Statement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: c/o THE ALTMAN GROUP, INC., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, Telephone: (800) 461-2657.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

This Solicitation Statement is being delivered to all holders of record of the outstanding limited partnership units as of the Record Date. The Partnership will undertake to deliver promptly upon written or oral request additional copies of this Solicitation Statement to any limited partner that requests additional copies. In order to obtain such additional copies, the limited partner may contact the Partnership by mail at c/o THE ALTMAN GROUP, INC., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by telephone at (800) 461-2657; or by facsimile at (201) 460-0050.

Questions and requests for assistance regarding this Solicitation Statement and the matters set forth herein may be directed to the Solicitation Agent, The Altman Group, Inc. by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by overnight courier service at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 461-2657.

                                         Very truly yours,

                                         NATIONAL PROPERTY INVESTORS 7

                                         By:   NPI EQUITY INVESTMENTS, INC.,
                                               a Florida corporation,
                                               its Managing General Partner


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                           CONSENT OF LIMITED PARTNER
                                       OF
                          NATIONAL PROPERTY INVESTORS 7
                        A CALIFORNIA LIMITED PARTNERSHIP

The undersigned, a limited partner of National Property Investors 7, a California limited partnership (the "Partnership"), and the holder of units (the "Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

              [___] CONSENTS [___] WITHHOLDS CONSENT [___] ABSTAINS

with respect to the following actions of the Partnership:

         1. The sale (the "Sale") by the Partnership of its interest in the apartment complex known as South Point Apartments, located in Durham County, North Carolina; and

         2. The ratification (the "Ratification") of the sale by the Partnership of its interests in the apartment complexes known as Northwoods Apartments, located in Escambia County, Florida, and Patchen Place Apartments, located in Fayette County, Kentucky.

In addition, your consent to the Sale and Ratification will authorize the Managing General Partner, in its discretion, to reduce the purchase price for a particular Property up to 10% and make any other amendments to the purchase and sale agreements for the Properties which, in its opinion, are necessary, appropriate or desirable in connection with the sale of the Properties and that do not materially and adversely affect the Partnership.

THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT YOU CONSENT TO THE SALE AND RATIFICATION.

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE SALE AND RATIFICATION.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated November 24, 2003. THIS CONSENT IS SOLICITED ON BEHALF OF NATIONAL PROPERTY INVESTORS 7, BY NPI EQUITY INVESTMENTS, INC., THE MANAGING GENERAL PARTNER.

The undersigned hereby constitutes and appoints the managing general partner of the Partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the partnership agreement in connection with this consent solicitation or in order to implement the actions set forth above.

A FULLY COMPLETED, SIGNED AND DATED COPY OF THIS CONSENT FORM SHOULD BE SENT TO THE SOLICITATION AGENT BY HAND, MAIL, OVERNIGHT COURIER OR BY FAX TO THE ADDRESS OR FAX NUMBER SPECIFIED ON THE LAST PAGE BELOW.

Please sign exactly as you hold your limited partnership units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

ALL RESPONSES MUST BE RECEIVED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 18, 2003.



                            [Signature Page Follows]

DATE:  ________ ___, 2003           INDIVIDUAL

                                    --------------------------------------------
                                    Signature (Individual)

                                    --------------------------------------------
                                    Signature (All record holders should sign)

                                    --------------------------------------------
                                    Type or Print Name(s)

                                    --------------------------------------------
                                    Tax Identification or Social Security Number

                                    --------------------------------------------
                                    Telephone Number

DATE:  ________ ___, 2003           CORPORATION, PARTNERSHIP, TRUST OR OTHER
                                    ENTITY*

                                    --------------------------------------------
                                    Type or Print Name of Entity

                                    By:
                                        ----------------------------------------

                                    Its:
                                         ---------------------------------------

                                    --------------------------------------------
                                    Type or Print Name

                                    --------------------------------------------
                                    Tax Identification or Social Security Number

                                    --------------------------------------------
                                    Telephone Number

*If interests are held by an entity, the Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if consent is signed for by an entity.

         I,                             , am the                    of
            ----------------------------         ------------------
                          (the "Entity").
-------------------------

         I certify that I am empowered and duly authorized by the Entity to execute this consent form, and certify that the consent form has been duly and validly executed on behalf of the Entity and constitutes the legal and binding obligations of the Entity.

Dated:  ________ ___, 2003
                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Please Print Name

THE SIGNED CONSENT FORM SHOULD BE DELIVERED BY ANY ONE OF THESE METHODS:


          By Facsimile:                               By Overnight Courier:
         (201) 460-0050                               The Altman Group, Inc.
                                                     1275 Valley Brook Avenue
                                                   Lyndhurst, New Jersey 07071
                                                       Attn: Paul Schulman


            By Mail:                                         By Hand:

     The Altman Group, Inc.                           The Altman Group, Inc.
    1275 Valley Brook Avenue                         1275 Valley Brook Avenue
   Lyndhurst, New Jersey 07071                     Lyndhurst, New Jersey 07071
       Attn: Paul Schulman                             Attn: Paul Schulman


                             For Information, Please
                             Call Paul Schulman at:

                                 (800) 461-2657